SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 30, 2009 (this "Security Agreement"), between QAT II Investments (the "Secured Party") and Elephant Talk Communications Inc., a California corporation (the "Debtor").

WITNESSETH:

WHEREAS, pursuant to Loan Agreements dated January 27, 2009, February 15, 2009 and February 23, 2009, respectively, the Secured Party agreed to provide the Debtor with loans in the aggregate principal amount of €2,000,000 (the "Loans");

WHEREAS, the Debtor has agreed to execute and deliver to the Secured Party this Security Agreement and to grant the Secured Party a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Loan Agreements.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Security Interest.

As security for the repayment of the Loans, plus due and unpaid interest on the Loans, the Debtor hereby grants to the Secured Party a security interest (the "Security Interest") in the revenues received by the Debtor under that certain Spanish MVNE Agreement to be entered into by the parties. The Debtor agrees that, if necessary, it will fully cooperate with the creation of the Security Interest and do everything that is necessary to ensure that all formalities for the creation of the Security Interest, as prescribed by applicable law, will be fulfilled.

2. Term of Security Agreement.

This Security Agreement and the Security Interest shall terminate on the date on which all obligations under the Loan Agreements have been paid in full.

3. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Security Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ELEPHANT TALK COMMUNICATIONS INC.

By: ______________________
Name: Steven van der Velden
Title: Chief Executive Officer

QAT II INVESTMENTS SA.

By: ______________________
Name: Yves Van Sante
Title: Chief Executive Officer

JOHAN DEJAGER